EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into and shall be effective as of April 1, 2010 by and between Reshoot & Edit, a Nevada corporation, the parent company of W K Inc. (W K Inc shall be referred to as the "Company"), and J'Amy Owens ("Employee").

THE PARTIES AGREE AS FOLLOWS:

1. Duties. Employee will be employed initially as President and CEO of Reshoot & Edit, and in such additional or other capacities and offices as may be assigned by the Company's Board of Directors from time to time. During the term of this Agreement, Employee shall devote Employee's full time and attention and Employee's best efforts to the conduct of the business of the Company and the performance of Employee's duties hereunder.

2. Compensation.

2.1 Cash Compensation. Beginning on April 1, 2010, the Company will begin paying Employee a base salary of $96,000 per year. Employee shall also be eligible to participate in any Company bonus plan approved by the Board of Directors.

2.2 Benefits. The Company shall establish and maintain industry-competitive employee benefits programs, and Employee shall be entitled to participate in all such programs for which employee is eligible. Employee will accrue one vacation day per month for each full month of employment in addition to three personal days per year (15 days in total per year).

3. Business Opportunities. Employee agrees that during the term of this Agreement Employee will promptly and fully disclose to the Company any business opportunity coming to Employee's attention, or conceived or developed in whole or in part by Employee, which relates to the Company's business, or anticipated business. Employee will not at any time exploit such business opportunities for Employee's own gain or that of any person or entity other than the Company. Employee shall execute the Company's standard Employee Non-Disclosure and Assignment of Rights Agreement.

4. Expenses. During the term of this Agreement, Employee shall be reimbursed by the Company for Employee's reasonable expenses incurred in connection with Employee's employment hereunder, provided that all such expenses are supported by original receipts and submitted to the Company in accordance with the Company's policies then in effect.

5. Conflict of Interest. Employee warrants that: (a) Employee is not obligated under any other employment, consulting, or other agreement which would affect the Company's rights or Employee's duties under this Agreement; and (b) this Agreement and the duties required herein are not in conflict with Employee's commitments or obligations to any party, and are not in violation of any other confidentiality agreements.

9.6

6. Termination of Employment. Employee shall receive as severance pay an amount equal to twelve months' base salary (payable over a twelve (12) month period in accordance with the Company's standard payroll practices) upon (i) termination by the Company of Employee's employment with or without "cause" or (ii) resignation by Employee for "good reason." Employee shall have no right to any severance pay if Employee resigns without "good reason" or upon the death or disability of Employee. Except as provided herein or in any other written agreement between Employee and the Company, Employee will not be entitled to severance pay upon termination.

For purposes of this Agreement, "cause" shall mean: (a) Employee is charged with, pleads guilty or "nolo contendere" to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (b) Employee has engaged in conduct or activities materially damaging to the property, business, or reputation of the Company or its affiliates, (c) Employee engages in conduct which in the judgment of the Company's Board of Directors constitutes gross negligence, gross misconduct or gross neglect in the performance of Employee's duties and responsibilities, and within 15 days after written notice from the Company of such conduct, Employee has not ceased such conduct or, having once received such notice and having so ceased such conduct, Employee at any time thereafter again engages in the same such conduct, (d) Employee fails to comply with the terms of any agreement between Employee and the Company, and, within 15 days after written notice from the Company of such failure, Employee has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Employee at any time thereafter again fails to comply with the terms of the relevant agreement by reason of the same such failure, (e) Employee violates any non-competition covenant, non solicitation covenant or confidentiality provision contained in any agreement of which he is a party, or (f) Employee tests positive for illegal drugs.

For purposes of this Agreement, "good reason" shall mean the occurrence (without the Employee's express written consent) of any of the following acts or failures to act by the Company, which act or failure to act is not corrected within thirty (30) days after written notice from the Employee to the Company's Secretary or Chairman of the Company's Board of Directors of such act or failure to act: (a) any reduction by the Company in Employee's Base Salary or a material diminution of the total benefits to which Employee is entitled; (b) the relocation of Employee's principal office to a place more than 100 miles from 424 Queen Anne Avenue North, Seattle, WA 98109; or (c) the assignment of Employee by the Company, without Employee's consent, to general duties of a substantially lesser status or degree of responsibility than the duties initially assigned to Employee.

7. Term of Agreement. This Agreement shall commence on April 1, 2010, subject to the contingency specified in Section 9 below, and shall continue for three (3) years, terminating on March 31, 2013.

8. Injunctive Relief. Employee acknowledges that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of Employee's obligations under this Agreement. Employee therefore agrees

that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any such breach of this Agreement, and Employee specifically submits to the jurisdiction and venue of the courts of the State of Washington for purposes of any such action. Employee further agrees that service of process upon Employee in any such action or proceeding may be made by United States mail, certified or registered, return receipt requested, postage prepaid.

9. Contingency. This Agreement is contingent on the purchase of W K Inc. by Reshoot & Edit. If W K Inc is not purchased by Reshoot & Edit on or before April 1, 2010, then this Agreement shall be null and void and of no effect.

10. Binding Effect. This Agreement shall constitute a legal, valid and binding obligation of Employee in accordance with its terms, and, except as regards personal services, of Employee's successors and assigns, and shall inure to the benefit of the Company, its successors and assigns.

11. Notice. Any notice given under this Agreement shall be in writing and delivered in person, via facsimile machine, sent by documented overnight delivery service, or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses referenced below, or to such other address as the parties may hereinafter designate. Unless otherwise specified in this Agreement, all such notices and other written communications shall be effective (and considered received for the purposes of this Agreement) (a) if delivered, upon delivery, (b) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party's facsimile terminal and if not sent during normal business hours, then on the next business day, (c) if sent by documented overnight delivery service, on the date delivered, or (d) if mailed, three (3) days after mailing. Notices shall be sent (i) if to Employee, at Employee's address set forth on the signature page of this Agreement, or at such other address as Employee shall have furnished to the Company in writing, or (ii) if to the Company, one copy should be sent to its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to Employee.

12. Captions. The captions to Sections of this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Entire Agreement and Modifications. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may be amended only by a written instrument signed by all the parties.

15. Coordination Between Companies. Reshoot & Edit and W K Inc. jointly and severally guarantee all obligations of the Company as set forth in this Agreement.

RESHOOT & EDIT

By: ______________________ Dated: March 26, 2010
Its: President & Chief Executive Officer
J'AMY OWENS

Address:
424 Queen Anne Avenue North
Suite #400
Seattle, WA 98109

EMPLOYEE

______________________ Dated: March 26, 2010
J'Amy Owens

Address:
424 Queen Anne Avenue North
Suite #400
Seattle, WA 98109